UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2014
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On December 18, 2014, Northrim BanCorp, Inc. (the “Company”) announced by press release that Mr. Marc Langland intends to resign from his position as President and Chief Executive Officer of the Company effective January 1, 2015. Mr. Langland will retain his position as Chairman of the Board of the Company and Chairman of the Board of Northrim Bank (the "Bank").
(c) In connection with Mr. Langland's resignation, Joseph M. Beedle, age 62, was appointed to the position of President and Chief Executive Officer of the Company, effective January 1, 2015. Mr. Beedle will also continue to serve as President and Chief Executive Officer of the Bank.
Mr. Beedle previously served as Chief Financial Officer of the University of Alaska from 2000 until 2006 and as Chief Executive of Goldbelt, Inc., an Alaska Native Corporation, from 1994 to 2000. He has more than 28 years of direct banking experience, including in an executive lending role, having served as Executive Vice President and Chief Credit Officer for Key Bank of Alaska from 1985 to 1993.  Prior to his appointment as Chief Executive Officer of the Bank in August of 2011 and President of the Bank in August 2009, Mr. Beedle served as the Executive Vice President, Chief Lending Officer, of Northrim Bank and Executive Vice President of the Company since May, 2006.  As President and CEO of the Bank, Mr. Beedle continues to focus on loan administration and credit quality.
Mr. Beedle has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Beedle has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Mr. Beedle was not appointed as the Company’s Chief Executive Officer pursuant to any arrangement or understanding with any other person.
Mr. Beedle will receive an annual base salary of $290,000, as adjusted from time to time and will be eligible to participate in the Company's profit sharing plan.
Ms. Beedle will enter into an employment agreement with the Company in connection with his appointment as the Company's Chief Executive Officer to be effective in January 2015.
A copy of the press release issued by the Company on December 18, 2014 announcing the appointment of Mr. Beedle is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements – not applicable.
(b)	Proforma financial information – not applicable.
(c)	Shell company transactions - not applicable.
(d)	A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

December 18, 2014	By:	/s/ Latosha Frye

Name: Latosha Frye
Title: SVP, CFO

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 18, 2014 announcing appointment of Mr. Beedle to President and Chief Executive Officer of the Company.